 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
to Tender Registered Ordinary Shares of
VECTIVBIO HOLDING AG
at
at a price per share equal to $17.00, net to the seller in cash, without interest, and subject to deduction for any applicable withholding taxes,
Pursuant to the Offer to Purchase
dated May 31, 2023
by
IRONWOOD PHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON JUNE 28, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED.
This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”), or a substantially equivalent form, must be used to accept the Offer (as defined below) if you cannot comply with the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase (as defined below) or any documents required by the Letter of Transmittal (as defined below) cannot be delivered to the Depositary & Paying Agent (as defined below) prior to the Expiration Date). This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary & Paying Agent”) by email transmission or mail prior to the Expiration Date. See Section 3 of the Offer to Purchase.
The Depositary & Paying Agent for the Offer is:
Computershare Trust Company, N.A.
If delivering by Registered & Overnight Mail:	If delivering by First Class Mail:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011
By Email Delivery (for eligible institutions only):
CANOTICEOFGUARANTEE@computershare.com
FOR THIS NOTICE TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY & PAYING AGENT AT THE ADDRESS LISTED ABOVE PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO IRONWOOD PHARMACEUTICALS, INC. OR INNISFREE M&A INCORPORATED (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY & PAYING AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY & PAYING AGENT.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
CORPORATE ACTIONS VOLUNTARY VECT

Ladies and Gentlemen:
The undersigned represents that the undersigned owns and hereby tenders to Ironwood Pharmaceuticals, Inc. (“Purchaser”), a Delaware corporation and, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 31, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase and related materials, as each may be amended and supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of registered ordinary shares, nominal value of CHF 0.05 per share (individually, a “Share” and, collectively, the “Shares”), of VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, indicated below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Shares tendered:
Name of record holder (please print):
Signature:
Address:

Zip code:
Telephone number:   ( )
If delivery will be by book-entry transfer, check this box:   □
Name of tendering institution:
Account number:
CORPORATE ACTIONS VOLUNTARY VECT

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP), and the NASDAQ Medallion Stamp Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, an “Eligible Institution”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary & Paying Agent a confirmation of a book-entry transfer of such Shares into the Depositary & Paying Agent’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees (or an Agent’s Message, as defined in the Offer to Purchase, in the case of a book-entry delivery) and any other required documents, all within two Nasdaq Stock Market trading days of the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary & Paying Agent and must deliver the properly completed and duly executed Letter of Transmittal and/or any other required documents to the Depositary & Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)
Dated:                  , 2023
CORPORATE ACTIONS VOLUNTARY VECT